UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2023

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Judgment Entered on Antibody Award

As previously disclosed, Sorrento Therapeutics, Inc. (“Sorrento”) was engaged in arbitration before the American Arbitration Association against NantCell, Inc. (“NantCell”) and Immunotherapy NANTibody LLC (“NANTibody”, together with NantCell, the “Nant Entities”) relating to alleged breaches of the April 21, 2015 Exclusive License Agreement entered into between Sorrento and NantCell and the June 11, 2015 Exclusive License Agreement entered into between Sorrento and NANTibody. On December 2, 2022, the arbitrator in that arbitration issued an award (the “Antibody Award”) granting contractual damages and pre-award interest in the amounts of $156,829,562 to NantCell and $16,681,521 to NANTibody, exclusive of post-award, prejudgment interest.

On December 21, 2022, in related actions pending before the Honorable Terry Green of the Los Angeles Superior Court (the “Court”), the Nant Entities petitioned the Court to confirm the Antibody Award and enter judgment in conformity therewith. On February 7, 2023, the Court granted the Nant Entities’ petitions, entered judgment upon the Antibody Award, and ordered Sorrento to pay to the Nant Entities the previously disclosed amounts awarded in the Antibody Award. The Court further ordered that interest shall accrue upon the monetary judgment in the amount of ten percent per annum, pursuant to California law.

Sorrento’s Request to Enter Judgment on the Cynviloq Award

As Sorrento also previously disclosed in its Current Report on Form 8-K filed on December 21, 2022, Sorrento was engaged in arbitration before the American Arbitration Association against NantPharma, LLC (“NantPharma”) relating to alleged breaches of the May 14, 2015 Stock Sale and Purchase Agreement entered into between Sorrento and NantPharma related to the development of the cancer drug Cynviloq™ (“Cynviloq Arbitration”). On December 20, 2022, the arbitrator in the Cynviloq Arbitration issued an award (“Cynviloq Award”) granting contractual damages of $125 million to Sorrento, reflecting the value of lost milestone payments for the approval of Cynviloq for the treatment of breast and lung cancers.

On February 2, 2023, Sorrento initiated a new action against NantPharma that Sorrento has requested be reassigned to Judge Green. In that new action, Sorrento petitioned the Court to confirm the Cynviloq Award and enter judgment in conformity therewith. A hearing date on Sorrento’s petition is pending the decision on the reassignment of the new action.

Sorrento’s Request to Stay Enforcement Of Judgment Entered on the Antibody Award

On February 6, 2023, Sorrento applied ex parte to the Court for a stay of enforcement of the judgment entered upon the Antibody Award until Sorrento is procedurally able to seek an offset of the judgment entered upon the Antibody Award by the amount of the Cynviloq Award that Sorrento has petitioned the Court to confirm and enter judgment upon. The Nant Entities opposed Sorrento’s ex parte application.

On February 7, 2023, the Court granted Sorrento’s ex parte application in part. The Court stayed enforcement of the Antibody Award judgment for seventy days only to the extent the Antibody Award judgment exceeds the approximately $50 million offset that Sorrento intends to seek based on the difference of the amounts of the Antibody Award and the Cynviloq Award. Until April 18, 2023, the Nant Entities are therefore empowered to enforce the judgment entered on the Antibody Award only up to the amount of $50 million.

The Nant Entities’ Motion for a Preliminary Injunction

On January 10, 2023, the Nant Entities moved the Court for a preliminary injunction prohibiting Sorrento from (i) “[t]ransferring, conveying, or disposing of any of its assets to Sorrento’s officers, executives, or Board members … other than on account of existing compensation rights in such capacities” and (ii) “[t]ransferring, conveying, or disposing of its assets to any location outside of the United States except as required for the ordinary course of business.” Sorrento opposed the Nant Entities’ motion for preliminary injunctive relief.

On February 7, 2023, Judge Green granted, in part, the Nant Entities’ motion. Until the judgment entered upon the Antibody Award is satisfied, the Court enjoined Sorrento from:

(1) Transferring, conveying, or disposing of any of its assets to Sorrento’s officers, executives or Board members (collectively, “Insiders”) other than (a) on account of existing compensation rights in such capacities or (b) on account of a dividend issued to all shareholders in proportion to their respective ownership interests; or

(2) Transferring, conveying, or disposing of its assets to any location outside of the United States for the purpose of (a) obtaining an ownership interest in another corporation or (b) purchasing more than 50% of the assets of another corporation, absent prior order of the Court; or

(3) Transferring, conveying, or disposing of more than $1 million in cash to any single location or corporation outside of the United States in any given month, absent prior order of the Court.

The Court additionally ordered the Nant Entities to post, collectively, a bond of $5 million while the injunction remains in effect.

Related Actions Pending Before The Court

As previously disclosed, in April 2019, Sorrento filed derivatively on behalf of NANTibody an action against NantCell and Patrick Soon-Shiong, among others, related to several breaches of the June 11, 2015 Limited Liability Company Agreement for NANTibody entered into between Sorrento and NantCell (the “Derivative Action”). The suit alleges breaches of fiduciary duties and seeks, inter alia, a declaration that the Assignment Agreement entered into on July 2, 2017, between NantPharma and NANTibody is void and an equitable unwinding of the Assignment Agreement. The Derivative Action seeks the restoration of $90.05 million to the NANTibody capital account, thereby restoring Sorrento’s equity in NANTibody to its invested amount as of June 30, 2017 of $40.0 million. The parties anticipate a jury trial will likely take place in 2023.

In 2020, Sorrento additionally filed a legal action in the Court against Dr. Soon-Shiong, asserting claims for fraudulent inducement and common law fraud alleging that, among other things, Dr. Soon-Shiong acquired the drug Cynviloq for the purpose of halting its progression to the market. The action pending against Dr. Soon-Shiong was stayed pending resolution of the Cynviloq Arbitration, and Sorrento expects that the stay will soon be lifted. Sorrento has the right to pursue these claims before a jury.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: February 13, 2023	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer